UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2017

Argos Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 3, 2017, Argos Therapeutics, Inc. (the “Company”) entered into a payoff letter with Horizon Credit II LLC (“HCII”), as assignee of Horizon Technology Finance Corporation (“Horizon”), Fortress Credit Opportunities V CLO Limited (“FCO V”), as assignee of Fortress Credit Co LLC (“Fortress”), Fortress Credit Opportunities VII CLO Limited, as assignee of Fortress (“FCO VII” and collectively with, HCII and FCO V, “Lenders”) and Horizon as Collateral Agent, pursuant to which it agreed to pay off and thereby terminate its Venture Loan and Security Agreement dated as of September 29, 2014, as amended, with the Lenders and Horizon as Collateral Agent (the “Loan Agreement”).

Pursuant to the payoff letter, the Company will pay, on or about March 6, 2017, a total of $23.1 million to the Lenders, representing the principal balance and accrued interest outstanding under the Loan Agreement in repayment of the Company’s outstanding obligations under the Loan Agreement. In addition, the Company will issue to the Lenders five year warrants to purchase an aggregate of 100,000 shares of the Company’s Common Stock at an exercise price of $1.30 per share in consideration of the Lenders accepting the $23.1 million.

Upon the payment of the $23.1 million and the issuance of the warrants pursuant to the payoff letter, all outstanding indebtedness and obligations of the Company owing to the Lenders under the Loan Agreement will be deemed paid in full, and the Loan Agreement and the notes thereunder will be terminated.

The Company originally entered into the Loan Agreement in September 2014 and borrowed $25 million over two equal tranches in September 2014 and August 2015. As of March 3, 2017, the Company had repaid to the Lenders $2.1 million in principal under the terms of the Loan Agreement. In addition to principal and interest, the Company had agreed to make a final payment to the Lenders of $625,000 on the maturity date of each tranche loan and prepayment penalty fees, as applicable. The Company’s obligations under the Loan Agreement were secured by a first priority security interest in substantially all of its assets other than its intellectual property. The Company agreed not to pledge or otherwise encumber its intellectual property assets, subject to certain exceptions.

The descriptions of the payoff letter and the warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the payoff letter and the warrants, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits

10.1	Payoff Letter, entered into as of March 3, 2017, among Argos Therapeutics, Inc. and the lenders under the Venture Loan and Security Agreement, dated as of September 29, 2014

10.2	Warrant issued to Horizon Technology Finance Corporation, dated March 3, 2017

10.3	Warrant issued to Fortress Credit Opportunities V CLO Limited, dated March 3, 2017

10.4	Warrant issued to Fortress Credit Opportunities VII CLO Limited, dated March 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

	By:	/s/ Lori R. Harrelson
	Name:	Lori R. Harrelson
	Title:	Vice President of Finance

DATED: March 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Payoff Letter, entered into as of March 3, 2017, among Argos Therapeutics, Inc. and the lenders under the Venture Loan and Security Agreement, dated as of September 29, 2014

10.2	Warrant issued to Horizon Technology Finance Corporation, dated March 3, 2017

10.3	Warrant issued to Fortress Credit Opportunities V CLO Limited, dated March 3, 2017

10.4	Warrant issued to Fortress Credit Opportunities VII CLO Limited, dated March 3, 2017